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                                                                  Exhibit 10.104


                                                                [EXECUTION COPY]

                              AMENDED AND RESTATED

                        MANAGEMENT AND LEASING AGREEMENT

      THIS AMENDED AND RESTATED MANAGEMENT AND LEASING AGREEMENT (this "Agreement") made and entered into as of this 27th day of October, 1997, by and among Five Hundred Boylston West Venture (the "Venture"), a joint venture subsisting pursuant to that certain Amended and Restated Joint Venture Agreement dated of even date herewith (the "Venture Agreement") and consisting of Boylston West 1986 Associates Limited Partnership, a Texas limited partnership ("Hines"), and DIHC Boylston Associates, a Georgia partnership (the "Company") (Company and Hines being sometimes referred to separately as a "Venturer" and collectively as the "Venturers"), and Hines Interests Limited Partnership, a Delaware limited partnership (the "Manager").

                              W I T N E S S E T H:

      WHEREAS, the Venture and Gerald D. Hines Interests, Ltd. previously entered into a Management and Leasing Agreement, dated May 29, 1986 (the "Prior Agreement") wherein Gerald D. Hines Interests, Ltd. was appointed the sole and exclusive managing and leasing agent for the parcel of real property (and improvements situated thereon) known as 500 Hundred Boylston Street, Boston, Massachusetts (the "Property") and the 25 story building thereon (the "Building") (the Property and the Building being herein sometimes called the "Premises") pursuant to the terms and conditions set forth therein.

      WHEREAS, as permitted under Section 6.10 of the Prior Agreement, Gerald D. Hines Interests, Ltd. assigned the prior Agreement to Manager as of January 1, 1990, Manager being an Affiliated Entity (as such term is defined in the Prior Agreement) of Manager as required therein.

      WHEREAS, the Venture and the Manager desire to amend and restate the Prior Agreement in its entirety on the terms herein set forth.

      NOW, THEREFORE, Manager and the Venture hereby amend and restate the Prior Agreement as follows:

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                                    ARTICLE I

                   ESTABLISHMENT OF MANAGERIAL RESPONSIBILITY

      Section 1.1 Appointment of Manager. The Venture hereby appoints Manager, and Manager hereby accepts appointment as sole and exclusive manager and leasing agent of the Premises with the responsibilities and upon the terms and conditions set forth herein. In order to facilitate Manager's responsibilities to lease space in the Building, the Venture shall provide Manager with a prototype lease, rental schedule and program and fit up cost schedule (all of which shall have been previously approved by all of the Venturers). The prototype lease and schedules referred to above shall be used by Manager in negotiating tenant space leases until substitutes therefor are provided to Manager by the Venture.

                                   ARTICLE II

                 MANAGEMENT SERVICES TO BE PERFORMED BY MANAGER

      Section 2.1 Preparation of Annual Budget. In preliminary draft form not later than October 1 and in final submission form not later than November 1st of each calendar year of the term of this Agreement, Manager shall deliver to the Venture an operating business plan and budget ("Annual Plan Proposal") setting forth in detail, as reasonably requested by the Venture, on a quarterly basis, anticipated revenues, expenses and debt service payments respecting the Premises, on a cash basis, during the Venture's next succeeding calendar year (or portion thereof), including without limitation the amount of real estate taxes, assessments, insurance premiums and maintenance and other expenses relating to the Premises whether for operations or capital improvements (other than anticipated leasehold improvements for tenants under leases entered into by or on behalf of Venture) and an annual general operations plan for such calendar year. The Annual Plan Proposal shall include (i) a detailed marketing plan (which may be part of the Annual Plan Proposal) which shall specify the range of suggested minimum acceptable rentals for individual spaces, the concessions for major and minor tenants, the minimum and maximum acceptable terms (including renewal options) for individual spaces and estimated "tenant fit-up" costs per square foot and (ii) a detailed public relations plan which shall specify the suggested advertising and public relations activities and actions which the Venture should undertake. The Annual Plan Proposal shall show, among other things, anticipated and proposed capital expenditures (other than leasehold improvements for tenants) for the ensuing year and the source of funds in respect thereto (including the projected time and amount for any required advances by the Venture) and shall include a rent roll for the Building, taking into account, without limitation, the general condition of the Premises, rate of completion of any contemplated repairs to the Premises, the then current occupancy level, lease expirations, physical condition and rentals charged in competing office

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and commercial/retail buildings in the area. Each Annual Plan Proposal shall also include a schedule of job descriptions and requirements for any and all independent contractors and employees of Manager serving the Premises, a reasonable estimate of wage rates and all other compensation to be paid such contractor or employee and shall identify any contractor (or proposed contractor) serving the Premises who is an Affiliate (as such term is defined in the Venture Agreement) of Manager; provided, however, that the Annual Plan Proposal shall not contain any other costs or expenses for which Manager is not entitled to reimbursement hereunder. Within thirty (30) days after its receipt of the final submission form of such Annual Plan Proposal, the Venture shall respond in writing to Manager approving the Annual Plan Proposal with such changes as the Venture shall desire, and such Annual Plan Proposal with such changes by the Venture shall become the approved "Annual Budget" for such succeeding calendar year. Manager may proceed in accordance with the Annual Budget for such succeeding calendar year only if the same is approved by the Venture as aforesaid. If for any calendar year an Annual Plan Proposal is not approved prior to December 1, the Annual Budget for the then current calendar year shall carry over and continue to apply in regard to operating expenses (but not for capital expenditures) until approval of the new Annual Budget by the Venture is obtained. Pending approval of a new Annual Budget, Manager may continue all operations (but not capital expenditures) under the then effective Annual Budget (as though the current Annual Budget had been approved as the Annual Budget for the next calendar year) . Manager shall comply, except as hereinafter provided, in all respects with each approved Annual Budget in the performance of its duties hereunder and shall not, except as hereinafter provided, during the period covered by such Annual Budget incur any expense in the management, operation or maintenance of the Property not provided for in such Annual Budget.

      The budgets included in the Annual Budget shall distinguish between (i) costs and expenses of management, maintenance and operations which are not "capital expenditures" ("non-capital expenses") and (ii) costs and expenses of management, maintenance and operation which are "capital" in nature (the "capital expenses"); and further, the Annual Budget (in the marketing plan) shall include the information on leasing guidelines provided for above, which leasing guidelines shall include, without limitation, the anticipated costs to be incurred by the Venture (on a per square foot basis) for new leases entered into pursuant to the leasing guidelines provided for herein. The budgets for capital expenses and non-capital expenses may each include a category or line item for "contingency" and the amount allocated to contingency in each such portion of the budgets in an approved Annual Budget may be reallocated (and accordingly expended) for expenses in other line items within each such portion of the budgets if expenses for a line item exceed the amount otherwise allocated to such item. Without the Venture's consent, Manager shall not incur any expense for any line item capital expense which exceeds the amount (including contingency) budgeted for such capital expense; except that Manager shall have the right, without the prior Approval of the Venturers, to make annual capital expenditures of up to $50,000 for any one item and up to $200,000 per annum in the

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aggregate (the "Allowance Amounts"), for items not contemplated in, or in excess of the amounts reserved for certain line items in, the Annual Budget. The Allowance Amounts shall be adjusted (up or down) to take into account changes in the Consumer Price Index All Urban Consumers for the Massachusetts Area ("CPI") as published by the United States Department of Labor for calendar year 1997 and the calendar year immediately prior to the calendar year in question. The adjusted Allowance Amounts for each such calendar year shall be determined by multiplying the original Allowance Amounts by a fraction, the numerator of which is the CPI for the calendar year immediately prior to the calendar year in question and the denominator of which is the CPI for calendar year 1997. Without the Venture's consent, Manager shall not incur any expense for non-capital expenses which would cause the aggregate amounts expended for non-capital expenses to exceed the budgeted amount (including contingency): by more than ten (10%) percent, provided, however, that Manager may freely pay all real estate taxes, utilities serving the Premises, debt service and other amounts due on borrowings entered into by the Venture and insurance premiums (for insurance approved by the Venture), may incur obligations to perform tenant construction pursuant to the terms of leases entered into in accordance with this Agreement and may incur expenses to provide additional services to tenants, if such expenses are to be promptly, expressly and directly reimbursed by tenants. In the event that Manager shall at any time determine that an expenditure is required that will not conform to the foregoing guidelines, Manager shall notify the Venture in the manner described in Article IV hereof by submitting a Property Manager Recommendation with respect to such expense. Notwithstanding the foregoing, Manager may make all expenditures necessary, whether or not within the guidelines set forth hereinabove or provided for in the Annual
Budget, for any expenditure of an emergency nature as provided in Section 2.4 hereof. At any time that Manager determines that there is not sufficient income to cover current operating expenses, it shall promptly notify the Venture. Manager shall further provide such other financial information respecting actual operations of the Premises as is reasonably requested by the Venture. No such statement shall be deemed to be an official Annual Budget until the same shall be approved by the Venture as hereinabove provided.

      Section 2.2 Independent Contractors. Pursuant to the Annual Budget, Manager shall investigate, contract with, pay, supervise and discharge any personnel required for the routine maintenance and operation of the Premises on a day-to-day basis, including architects, engineers and others. Such personnel shall in every instance be independent contractors or employees of Manager and shall not be employees of the Venture. After any major personnel (e.g. building superintendent, engineer, architect, attorneys, etc.) have been engaged to perform personal or professional services, Manager shall give the Venture notice thereof and the Venture may require Manager to terminate the contracts of such persons serving the Premises whom the Venture, in its sole discretion, deems unsatisfactory (provided that the Venture shall be responsible for any such termination if the same is actionable by such terminated personnel). Such employees who handle or who are responsible for funds belonging to the Venture shall be insured by fidelity insurance in an amount and with a

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company approved from time to time by the Venture as set forth in Section 7.4 hereof. Except as provided in Section 7.3 below, all salaries, wages and other compensation of personnel contracted with by Manager hereunder, shall be expenses of the Venture which shall be paid by Manager from funds of the Venture or reimbursed to Manager by the Venture pursuant to the terms hereof. Manager understands and agrees that its own relationship to the Venture is that of independent contractor and that it will not represent to anyone that its relationship to the Venture is other than that of independent contractor.

      Section 2.3 Service Contracts. Manager shall make, when necessary, in the name of the Venture and Venture shall execute the same at the request of Manager, contracts for water, electricity, gas, fuel, oil, telephone, vermin, elevator, extermination, trash removal, janitorial service, landscaping, security service and other necessary services, or such of them as Manager shall deem reasonably advisable in accordance with the Annual Budget provided each such contract shall be cancelable, at the Venture's discretion, at the end of one year on no more than thirty (30) days notice without penalty, except for the elevator service contract which shall be cancelable, at the Venture's discretion, at the end of five years without penalty. Manager shall also place orders in the name of the Venture for such equipment, tools, appliances, materials and supplies as are necessary properly to maintain the Premises, subject to the limitations of the current Annual Budget approved by the Venture.

      Section 2.4 Maintenance and Repair of Premises. Manager shall use reasonable efforts to cause the Building, parking garage, appurtenances and grounds of the Property to be maintained in accordance with standards acceptable to the Venture, including within such maintenance, without limitation thereof, supervision of the installation and removal of tenant improvements, interior and exterior cleaning, painting and decorating (including lobby decorations), plumbing, carpentry, and such other normal maintenance and repair work as may be desirable, subject to limitations of the current Annual Budget approved by the Venture and any other limitations imposed by the Venture in addition to those contained herein. For any one item of repair or replacement, the expense or cost incurred shall not exceed the amount allocated thereto in the current Annual Budget (subject to the guidelines set forth in Section 2.1 hereof) excepting, however, that emergency repairs immediately necessary to secure the preservation and safety of the Premises or to avoid the suspension of any service to the Premises or to avoid danger to life or property may be made by Manager without such consent or authority contained in the current Annual Budget provided Manager shall first make reasonable attempts to contact the Venture. Notwithstanding such authority as to emergency repairs, it is understood and agreed that Manager will confer as soon as possible with the Venture regarding every such expenditure. Manager shall assure that any contractor performing work on the Premises maintains insurance satisfactory to the Venture and any mortgagee of the Premises, including but not limited to workmen's compensation insurance, employees' liability insurance and insurance against liability for injury to persons and property arising out of all of contractors' operations, any subcontractors' operations, and the use of

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owned, non-owned or hired equipment, including automotive equipment in the pursuit of all such operations.

      Section 2.5 Insurance. Manager shall supervise and assist the Venture in procuring and maintaining insurance for the Premises, with companies and through brokers agreed upon by the Venture, of such kind and amounts as the Venture shall from time to time be required to carry pursuant to the provisions of applicable agreements with third parties, and of such other kind and amounts as required in the Venture Agreement or as the Manager shall from time to time be directed by the Venture.

      Section 2.6 Collection of Moneys. Manager shall use all reasonable efforts to collect all rent and other charges due from tenants, licensees, concessionaires and any others in consequence of the authorized operation of facilities in the Premises and otherwise due the Venture with respect to the Premises. The Venture authorizes Manager to request, demand, collect, receive and receipt for all such rent and other charges. With the prior written consent of the Venture, Manager may institute legal proceedings and engage legal counsel (approved by the Venture) in the name of the Venture, for the collection of overdue rents and other charges and for the dispossession of tenants and other persons from the Premises. The Venture will be informed as soon as possible respecting any legal action which the Manager proposes to initiate for and on behalf of the Venture. Any expense incurred in connection therewith shall be deemed an operating expense of the Premises. All moneys collected by the Venture shall be forthwith deposited in the Depository Account described in Section 7.2 below.

      Section 2.7 Manager Disbursements. Except as otherwise directed by the Venture, Manager shall from the funds on deposit in the Operating Account described in Section 7.2 below, cause to be disbursed the amounts necessary to pay regularly and punctually amounts due and payable as operating expenses of the Premises authorized to be incurred under the terms of this Agreement, including without limitation, payment of sums due on any mortgage loan affecting the Premises, payment prior to delinquency and prior to the addition thereon of interest or penalties of all real property taxes and assessments and other taxes levied or assessed against the Premises, all rents, insurance premiums and other impositions applicable to the Premises, the administration fee and the Manager's fee provided for in Article VI. After disbursement as herein specified, any balance remaining shall be disbursed or transferred as generally or specifically directed from time to time by Venture. Manager shall have no obligation to pay any of the aforementioned expenses or costs unless there are sufficient funds in the Operating Account described in Section 7.2 below or the funds shall be supplied to Manager by the Venture. In the event that at any time there are insufficient funds on hand to meet such operating expenses, Manager shall promptly notify the Venture, which shall supply such funds, and if Manager shall have advanced its own funds to meet such expenses, the Venture shall promptly reimburse Manager therefor. All checks to Manager for

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reimbursement of expenses and for the Management Fee (as defined below) shall be co-signed by a Venturer of the Venture.

      Section 2.8 Discounts. Manager shall (unless in its reasonable judgment such discounts, commissions or rebates are not advisable) secure for and credit to the Venture any discounts, commissions or rebates obtainable as a result of any purchase of goods or services or as a result of other activities undertaken pursuant to this Agreement. Should Manager perform any services to tenants which are not required in their leases and for which a separate charge is made, then all such separate charges shall be retained in the Operating Account described in Section 7.2 for the account of the Venture, and, to the extent required, used to pay for the services provided.

      Section 2.9 Miscellaneous Duties of Manager.

      a. Books and Records and Monthly Reports. Manager shall keep all books of account and other records required by the Venture, keep vouchers, statements, receipted bills and invoices and all other records in such form as may be approved by the Venture, covering all collection, disbursements, and other data in connection with the Premises; permit the Venture, or any person designated by any Venturer, at any reasonable time, to audit the books, records and accounts of Manager relating to the Premises, and Manager will exhibit such books, records and accounts to any person designated by any Venturer for that purpose, which accounts and records relating to the Premises, including all correspondence and leases, shall be the property of the Venture and, upon any termination of the appointment of Manager, shall be surrendered to the Venture without charge therefor. On or before the 20th day of each month during the term of this Agreement, Manager shall render to the Venture a detailed written report (hereinafter called the "Monthly Report") covering the operations for the preceding full calendar month. The Monthly Reports shall include designation of all receipts and disbursements during such period (and shall set forth an accurate list of accounts receivable and accounts payable) and moneys retained in the Operating Account as of the last day of the preceding calendar month. Such report shall include a copy or facsimile of all notices received from any mortgagee with respect to payments made to such mortgagee in such preceding calendar month, and a transmittal memorandum highlighting the past month's operation.

      b. Annual Report. Within forty-five (45) days after the end of each calendar year, Manager shall deliver to the Venture a Profit and Loss Statement, a Balance Sheet and a Statement of Change in Financial Position of the Venture, showing the results of operations of the Premises for that calendar year, all prepared in accordance with accepted accounting principles consistently applied. Manager shall also furnish the Venture, within said forty-five (45) day period, with a detailed list of all accounts receivable and accounts payable as of the end of that calendar year and with such other information as the Venture shall reasonably request.

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      c. Tenant Complaints. Manager shall serve as liaison between the Venture and tenants and maintain businesslike relations with tenants, whose service requests shall be received, logged and considered in systematic fashion in order to show the action taken with respect to each. Complaints of a serious nature (i.e. involving claims in excess of $25,000) shall, after thorough investigation, be reported to the Venture with appropriate recommendations. Manager shall use its reasonable efforts to secure full compliance by the tenants of the Premises with the terms and conditions of their respective leases.

      d. Returns Required by Law. Except when same are legally required to be filed by the Venture, Manager shall execute and file punctually, when due, all forms, reports, and returns required by law relating to the employment of personnel and the operation of the Premises.

      e. Compliance with Legal Requirements. Manager shall use its reasonable efforts to ensure that the actions taken by Manager for or on behalf of the Venture comply with the Governmental Documents (as defined in the Venture Agreement) and with any and all orders or requirements affecting the Premises by any federal, state, county, municipal other authority having jurisdiction thereover, and orders of the Board of Fire Underwriters or other similar bodies, subject to the same limitations contained in Section 2.4 hereof in connection with the making of repairs and alterations. Manager, however, shall not take any such action as long as: (i) the Venture is contesting any such order or requirement provided that the Venturer has a legal right to contest such order or requirement and Manager will incur no penalty as a result of the Venture contesting any such order or requirement and (ii) the Venture requests Manager not to take such action. Manager shall promptly, and in no event later than the close of the next business day following its receipt, give written notice to the Venture of any such order or notice of requirements.

         f. Claims for Tax Abatements and Eminent Domain. When requested by the Venture from time to time, Manager shall, without charge or reimbursement, except for out-of-pocket expenses, render advice and assistance to the Venture in the negotiation and prosecution of all claims for abatement of property and other taxes affecting the Premises and for awards for taking by eminent domain affecting the Premises.

         g. Supervision of Repairs and Alterations. Manager shall use reasonable efforts to supervise the performance of all matters coming within the terms of this Agreement, including direct observation, inspection and supervision of all repairs, decorations and alterations during the progress thereof and shall make final inspection of the completed work and approve bills for payment; provided, however, Manager may, in its reasonable discretion and unless otherwise directed by the Venture, withhold payments and contest in good faith work done on the Premises, provided that such contest is not in violation of any mortgage encumbering the Premises or the Governmental Documents. Manager shall use reasonable

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efforts obtain the necessary receipts, releases, waivers, discharges and assurances to keep the Premises free from mechanics' and materialmen's liens and other claims.

         h. Management of Premises. Manager shall, generally, take all actions reasonably necessary to protect and preserve the Premises and to manage and operate the Premises in an efficient first-class manner and shall, at all times, maintain an organization sufficient to enable it to perform all its obligations and functions under this Agreement.

         i. Tenant Improvements. Manager shall supervise tenant finishing work, and alterations when new tenants take occupancy in the Building and shall supervise and inspect modifications and alterations to existing tenant space when requested for and paid for by an existing tenant.

         j. Settlement of Claims; Cooperation. Should any claims, demands, suits or other legal proceedings be made or instituted by any third party against the Venture or any Venturer (as a partner in the Venture) which arise out of any matter relating to the Premises or this Agreement or the Manager's performance hereunder the Manager shall have the authority to adjust, settle or compromise any such claim, demand, suit or judgment in an amount not in excess of $25,000 and shall at all times keep the Venture informed with respect to the status of such claim, demand, suit or judgment. With respect to claims, demands, suits or judgments for amounts in excess of $25,000 at the request of the Venture, the Manager shall give the Venture all pertinent information and reasonable assistance in the defense or disposition thereof. The obligation of Manager set forth herein shall survive the termination of this Agreement.

         (k) Compliance with REA. Manager shall use its reasonable efforts to ensure that the actions taken by Manager for or on behalf of the Venture comply with the REA (as defined in the Venture Agreement) and shall coordinate its activities with the owner and/or manager of the Eastern Component (as defined in the Venture Agreement) to the extent contemplated or required in the REA.

                                  ARTICLE III

                  LEASING SERVICES TO BE PERFORMED BY MANAGER

          Section 3.1 Locate Tenants. Manager shall use reasonable efforts to locate suitable tenants and negotiate acceptable leases for the Building, subject to the limitations hereinafter set forth. Manager's duties as to its leasing services shall be those customarily performed by owners of comparable buildings. Manager is authorized, without the approval of the Venture, to locate tenants and negotiate leases (on the standard form of lease approved by the Venture

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with no material changes thereto) for (i) a lease of retail space in the
Building up to 2,500 rentable square feet and (ii) a lease of office space in the Building up to 10,000 rentable square feet (for purposes of the foregoing, multiple leases to a single tenant shall be aggregated for purposes of determining the square footage of any particular lease with such tenant) provided such leases are in accordance with the Annual Budget approved by the Venture. All other leases shall be subject to the prior approval of the Venture. All leases proposed by Manager, and, if required under the foregoing sentence approved by the Venture, shall be executed by the Venture. Manager shall not, for any reason, have the authority to execute leases on behalf of the Venture; the Venture acknowledges however, if the Venture does not execute a lease submitted by the Manager that does not require the approval of the Venture, Hines (in its capacity as a Managing Partner of the Venture) may execute such lease on behalf of the Venture without the consent of Company as provided in
Section 3.01(a) of the Venture Agreement.

          Section 3.2 Consulting. Manager shall, upon reasonable request(s) by the Venture, act as a consultant to the Venture and provide the Venture, as and when deemed necessary by the Venture, with the benefit of Manager's experience as to the planning and leasing of the tenant space to be leased. Manager shall, as to the tenant space, provide, for the Venture's approval, (i) an overall marketing and leasing plan as set forth in Section 2.1, (ii) an anticipated rent roll, including minimum rents, and (iii) the proposed tenant assessments and other charges.

          Section 3.3 Executing Leases. Upon obtaining commitments from prospective tenants to lease all or a portion of the tenant space, and approval of the terms and conditions of said commitments by the Venture if required hereunder, Manager shall submit to each such prospective tenant a lease in the form approved by the Venture, containing the terms of said commitment approved by the Venture if required hereunder. Leases requiring the approval of the Venture shall be submitted to the Venture in a Property Manager Recommendation in the manner described in Article IV hereof.

          Section 3.4 Advertising. Manager shall be responsible for the promotion and advertising of available tenant space in the Building subject to the prior approval of the Venture as to methods of advertising and in accordance with the public relations plan referred to in Section 2.1.

          Section 3.5 Reports. At reasonable times and in any event not less than once each ninety (90) day period, and at such other times as the Venture may reasonably request, Manager shall inform the Venture in writing as to the progress of leasing operations and as to circumstances which might from time to time require decisions by the Venture regarding such leasing operations. Each of Manager's periodic reports shall include, but not necessarily be limited to, the name and address of each prospect to whom space in the Building was offered

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by Manager during the period covered by such report, the date of each such offering and a copy of any written submission made to any such prospect, the status of negotiations of offers received by Manager in connection with such submissions, and such additional data as shall be reasonably required by the Venture.

          Section 3.6 Brokers. Manager shall have the right to retain, at the expense of the Venture, independent non-affiliated brokers or subagents ("Brokers") in connection with the leasing of any tenant space, provided that, to the extent the retention of such broker is not contemplated in the Annual Budget approved by the Venture, the Venture shall have approved in advance the engagement of such Broker and brokerage fee and commission payable to such Broker.

                                  ARTICLE IV

                       PROPERTY MANAGER RECOMMENDATIONS

          Section 4.1 Property Manager Recommendations. In the event any action proposed to be taken by Manager or any other matter (including, without limitation, the Annual Budget) in respect of the operation, maintenance, repair, improvement or leasing of the Premises shall require the approval of the Venture under the terms of this Agreement, Manager shall submit to the Venture a recommendation with respect to such action or matter (a "Property Manager Recommendation"). To the extent Company or the Venture intends to enter into a new lease, adopt an Annual Budget or take action on any other matter involving the leasing, management, operation, maintenance or improvement of the Premises that is not the subject of a Property Manager Recommendation, Company shall give written notice to Manager, together with a reasonably detailed explanation thereof, at least ten (10) days prior to entering into such lease, adopting such Annual Budget or taking such other action, as the case may be, to provide Manager the opportunity to submit a Property Manager Recommendation with respect thereto. Manager shall, at the expense of the Venture, furnish or where appropriate make available to Venture, such documents and information as Venture shall reasonably request in order to enable Venture to evaluate such recommendation. The failure of Venture to approve or disapprove any Property Manager Recommendation within ten (10) days after receipt by Venture of such Property Manager Recommendation together with all additional information reasonably requested by Venture pertaining thereto shall be deemed the approval by Venture of such Property Manager Recommendation and Manager shall be entitled to implement the same, provided, however, the Property Manager Recommendation shall state in capitalized letters that: "THE FAILURE TO RESPOND TO THIS PROPERTY MANAGER RECOMMENDATION WITHIN 10 DAYS AFTER RECEIPT OF THIS NOTICE AND ANY REASONABLY REQUESTED ADDITIONAL INFORMATION PERTAINING HERETO SHALL BE DEEMED YOUR APPROVAL TO SUCH PROPERTY

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MANAGER RECOMMENDATION." If the Venture fails to approve or disapproves such
Property Manager Recommendation after consultation and discussion with Manager, then the resolution of such matters may be submitted by Venture or Manager to the "Venture Operations Arbitration Process" for resolution.

          The term "Venture Operations Arbitration Process" shall mean the process for resolution of any dispute between the Company and the Manager in connection with a Property Manager Recommendation. Either of the Manager or the Company may invoke this arbitration process by the giving of written notice to the other, which notice shall state that the invoking party believes an impasse exists as to a Property Manager Recommendation.

          If Manager or Company invokes the arbitration process, then, within five (5) days after the non-invoking party receives notice from the invoking party, Manager and Company shall each place in separate sealed envelopes its final good faith proposal as to the Property Manager Recommendation and shall open and exchange their final proposals in each other's presence (the "Final Proposals"). If Manager and Company cannot then agree on the Property Manager Recommendation within five (5) days thereafter, the matter shall be determined in accordance with the rules of the American Arbitration Association, except as modified by this provision. If Manager or Company fails to prepare its Final Proposal or to cooperate with the other party to open and exchange the Final Proposals of the parties, and if such failure shall continue for a period of five (5) days after the date the Final Proposals were to be opened and exchanged, the Final Proposal of the non-failing party shall constitute the determination pursuant to this process.

          Unless Manager and Company can agree upon a single arbitrator prior to the time they are required to designate their party-arbitrators, there shall be three arbitrators (the "Panel"), each of whom shall have significant experience in dealing with matters similar to the matter in dispute with respect to sizeable commercial properties in the Boston metropolitan area and none of whom shall have any current or prior connection or affiliation with either of the Venturers.

          If Manager and Company cannot agree on a single arbitrator, the following procedure shall be used for the selection of the Panel. Manager and Company shall each specify by notice to the other on or prior to the fifth (5th) day after the Final Proposals were exchanged the name and address of the person designated to act as party-arbitrator on its behalf. The party-arbitrators so chosen shall meet within five (5) days after their appointment and select a third arbitrator. If Manager or Company fails to notify the other of the appointment of its party-arbitrator, as aforesaid, within or by the time above specified, then the Final Proposal of the party who timely selected a party-arbitrator shall constitute the determination pursuant to this process.

          If, within five (5) days after the party-arbitrators are appointed, the said two party-arbitrators are unable to agree upon the appointment of the third arbitrator, then either party, on behalf of both, may request the American Arbitration Association in Boston, Massachusetts to appoint the third arbitrator in accordance with its rules. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinabove provided for the appointment of such arbitrator so failing, refusing or being unable to act.

          Within five (5) days after the selection of the single arbitrator or, if Manager and Company cannot agree on a single arbitrator, within one business day after the selection of the Panel, Company and Manager shall submit a written statement to the arbitrator or Panel specifying the reasons their Final Proposal as to the Property Manager Recommendation should be selected. The arbitrator or Panel shall make its decision within five (5) days after such submission. The arbitrator or Panel shall select either the Manager's or Company's Final Proposal, whichever in the arbitrator's or Panels's judgment represents the most appropriate recommendation for preserving and enhancing the long-term value of the Premises. The Panel shall reach its decision by majority vote. The arbitrator or the Panel shall communicate its decision by written notice to the Manager and Company.

          Such determination shall be final, binding and conclusive upon both the Company and the Manager and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings before the arbitrator or the Panel shall be held in Boston, Massachusetts.

          If a single arbitrator is selected, each party shall share such arbitrator's fees and expenses equally. If a Panel is selected, each party shall pay the fees and expenses of its party- arbitrator, and the fees and expenses of the third arbitrator shall be borne equally by the parties. Notwithstanding the foregoing, the arbitrator or the Panel may conclude that one of the parties acted in bad faith, in which event such party shall pay 100% of the fees and expenses of the arbitrator or the Panel, as the case may be.

                                   ARTICLE V

                                     TERM

          Section 5.1 Term. The term of this Agreement commenced on July 25, 1988 and shall expire on the earlier to occur of (i) the termination of the Venture in accordance with the Venture Agreement and (ii) May 29, 2061, unless this Agreement is sooner terminated pursuant to Section 5.2 hereof or otherwise. Upon the expiration or earlier termination of this Agreement, Manager shall: (1) surrender and deliver to the Venture all rents and income of the Premises including the Depository Account and Operating Account referred to in Section 7.2 hereof; (2) deliver to the Venture as received any monies collected or received by Manager after termination hereof; (3) deliver to the Venture all books, records, materials, supplies, keys, contracts and such other documents and statements relating to the Premises; (4) assign such existing contracts relating to the operation and maintenance of the Premises as the Venture shall require; and (5) generally cooperate with the Venture in accordance with Section 2.9(j).

          Section 5.2 Termination for Cause. During the term of this Agreement, this Agreement shall be terminated for cause, as "cause" is hereafter defined, upon five (5) days' written notice to Manager; provided, however, if Manager provides the Venture notice that it disagrees that "cause" has occurred, this Agreement shall not be terminated until such determination is made pursuant to, and in accordance with, the arbitration procedures set forth in Article VIII of this Agreement and, during the pendency of such arbitration, the Venture and Manager shall remain obligated to continue to perform their respective obligations under this Agreement. "Cause" for termination by the Venture shall mean the continuance, for more than thirty (30) days (or, if such curable event cannot be cured in such period of time, then such additional period of time as is necessary to cure same, provided Manager prosecutes to completion the cure of same) after delivery of written notice by the Venture (or any Venturer except Hines) to Manager of one or more of the following events:

          k. A material default shall be made in the performance or observance by Manager of any material covenant, condition or term in this Agreement;

          l. Manager shall engage in conduct under this Agreement which constitutes fraud;

          m. Manager shall institute proceedings to be adjudicated a voluntary bankrupt, or shall commence a case under the bankruptcy code, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to or fail reasonably to oppose any such proceeding, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by Manager in furtherance of any of the aforesaid purposes;

          n. A decree or order by a court of competent jurisdiction shall have been entered adjudging Manager bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Manager under the federal bankruptcy laws, or any other similar applicable federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of ninety (90) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Manager or a substantial part of its property, or the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force, undischarged and unstayed for a period of ninety
(90) days;

          o. The Venturer in the Venture that is currently Hines (the "Hines Venturer") shall no longer be Controlled by a Person Controlled by a member of the Hines Control Group (as defined below); provided, however, if such failure occurs solely as a result of the election by the Hines Venturer to put its Venture Interest to Company or its designee pursuant to the provisions of Subsection 6.02(d) of the Venture Agreement, this Agreement may only be terminated pursuant to this clause (e) if:

          (1) Company provides written notice to Manager of such termination at least six (6) months prior to the Earliest Termination Date, or

          (2) Company provides written notice to Manager at any time after the Earliest Termination Date, in which case, such termination will be effective six (6) months following receipt by Manager of such notice;

          p. The Manager shall no longer be Controlled by a member of the Hines Control Group;

          q. Hines shall become a Defaulting Venturer under the Venture Agreement and shall remain a Defaulting Venturer beyond the expiration of any applicable cure period; or

          (h) The Premises shall be sold by the Venture to a third party or to one of the Venturers or in the event of the destruction or condemnation of all or substantially all of the Building and the same is not rebuilt.

As used in this Section 5.2, the term "Earliest Termination Date" means the date that is the later to occur of (i) November 1, 2007 or (ii) the fifth (5th) anniversary of the date on which the consummation of the transfer by the Hines Venturer to Company pursuant to the provisions of subsection 6.02(d) of the Venture Agreement occurs; the terms "Controlled or Control", "Hines Control Group", "Venture Interest", "Hines Management Group", "Hines Family" and "Person" shall have the meanings ascribed to such terms in the Venture Agreement.

           Section 5.3 Payment to Manager in Event of Termination. In the event this Agreement is terminated under Section 5.2 hereof, Manager shall be entitled only to that portion of the Management Fee earned pursuant to Article VI of this Agreement through the date of the notice specifying the cause, in full satisfaction of the Venture's obligation to Manager for fees under this Agreement; provided, however, that after being notified in writing of an event for which this Agreement may be terminated for "cause" (unless Manager notifies the Venture that it disagrees that "cause" has occurred, in which case, only after "cause" is determined by arbitration to have occurred), the Management Fee payable to Manager shall be withheld until such time as such cause" is cured prior to the termination hereof. In the event this Agreement is so terminated, the Venture shall assume the obligations under contracts entered into by Manager for the benefit or on behalf of the Venture pursuant to its authority to do so under this Agreement.

                                   ARTICLE VI

                                  COMPENSATION

          During the term of this Agreement, the Venture shall pay Manager an annual management fee (the "Management Fee") equal to three percent (3%) of the "gross rental receipts" (as hereinafter defined) actually received by the Venture, or by Manager on behalf of the Venture, from the rental operations of the Building. The term "gross rental receipts" as used herein shall mean the gross amount of payments to the Venture made as rent, fees, charges, reimbursement or otherwise for the use or occupancy of the Building, or any portion thereof, but gross rental receipts shall not include (1) free rent concessions granted by the Venture to tenants, (2) bills rendered to tenants for improvements to the tenant space in the Building to the extent of Manager's actual expenditures for such improvements, (3) security deposits delivered by tenants to the Venture prior to the forfeiture of such deposits, (4) advance rentals until such time as they are earned by the Venture, (5) any insurance loss proceeds, condemnation awards or any proceeds from the sale, exchange, financing or refinancing of the Premises and (6) any payments, fees and other charges received by the Venture from the owner of the Eastern Component adjacent to the Premises under the REA Agreement. Notwithstanding the foregoing, to the extent a Management Fee is recovered from the tenants with respect to the items set forth in (1) through (6) above, such items shall constitute "gross receipts".

The annual Management Fee shall be payable on an estimated basis in monthly installments on the first day of each month as an advance in respect of the fee payable to Manager in respect of the immediately preceding calendar month. The Management Fee, however, shall be determined and reconciled on an annual basis with appropriate adjustments between Manager and Venture with respect thereto following delivery of audited financial statements with respect to each calendar year.

                                  ARTICLE VII

                                 MISCELLANEOUS

           Section 7.1 Use and Maintenance of Premises. Manager agrees to use reasonable efforts not to permit the use of the Premises for any purpose which might void any policy of insurance held by the Venture or Manager or render any loss thereunder uncollectible, or which would be in violation of any law, ordinance, by-law or governmental or other restrictions.

            Section 7.2 Separation of the Venture's Moneys. The Venture shall establish and maintain a bank account at a Boston, Massachusetts bank of the Venture's choosing for the deposit of all revenues arising out of the Premises (the "Depository Account"). Manager shall promptly deposit all revenues, as same are collected, in the Depository Account and only the authorized representatives of the Venture shall be able to withdraw funds from the Depository Account. Manager shall establish and maintain an additional bank account at a Boston, Massachusetts bank of the Venture's choosing, for the purpose of maintaining those funds necessary to the operation of the Premises (the "Operating Account")
 . The Venture shall from time to time, upon the advice of Manager, deposit into the Operating Account, sufficient funds to cover the cost and expense of the maintenance and operation of the Premises. Funds may be withdrawn from the Operating Account upon the signature of duly authorized representatives of Manager or any Venturer of the Venture.

            Section 7.3 Expense of Manager. The Venture shall reimburse Manager for direct expenses of Manager incurred on account of the Premises for the payment of any proper obligation or necessary expense or Broker's commission connected with the leasing, maintenance and operation of the Premises including the wages, salary, benefits and other compensation of any full-time or part-time property management and/or leasing personnel assigned to the Premises, the costs (including, but not limited to rent, office equipment and office supplies) of any management and leasing office approved by the Venture (the approximate square footage of such office being 4000 rentable square feet, which amount the Venture hereby approves) and reasonable training, travel and entertainment expenses of such personnel as approved in the Annual Budget; provided, however, the Venture shall not be obligated to reimburse Manager for any overhead expenses of Manager or for any salaries of any executives or supervisory personnel of Manager who do not provide a direct benefit to the Premises (except the allocable cost of an off-site senior property manager and a regional chief engineer, bookkeeping, accounting and financial management services, information systems and technology support, payroll and human resources services, risk management services (both insurance and engineering related), internal audits of financial, operational, or engineering functions all of which the Venture agrees do provide a direct benefit to the Premises and for which Manager is appropriately entitled to reimbursement), provided that the cost to provide such off-site services is equal to or less than the cost that a third party would charge for providing same). All payments to be made by Manager hereunder shall be made by check drawn on the Operating Account except petty cash items not exceeding $1,000.00, which may be paid from a fund to be maintained by Manager for such purposes. Manager shall not be obligated to make any advance to or for the account of the Venture or to pay any sums, except out of funds held in the Operating Account, nor shall Manager be obligated to incur any liability or obligation for the account of the Venture without assurance that the necessary funds for the discharge thereof will be provided; and, if Manager shall advance its own funds to meet expenses of the Venture in furtherance of its duties hereunder, the Venture shall promptly reimburse Manager therefor.

            Section 7.4 Bond. Manager shall maintain, at the expense of the Venture, comprehensive dishonesty, disappearance and destruction insurance with an insurer satisfactory to the Venture, in such amount and form approved by the Venture, providing insurance with regard to the faithful accounting for funds of the Venture collected or received by Manager.

           Section 7.5 Notices. All notices, demands, requests or other similar communications required or permitted to be sent to the respective parties hereunder shall be deemed to have been properly given or served by (i) delivering the same personally (including overnight courier), or (ii) transmitting the same by telecopier, or (iii) depositing the same in the United States mail, addressed to the respective parties postpaid and registered or certified with return receipt requested at the following addresses:

           To Venture or Hines:   Boylston West 1986 Associates Limited
                                    Partnership
                                  c/o Hines Interests Limited Partnership
                                  222 Berkeley Street
                                  Suite 1420
                                  Boston, Massachusetts 02116-3751
                                  Attn: David G. Perry
                                  Telecopier: 617-236-4588

                                  and to:

                                  Hines Interests Limited Partnership
                                  East Coast Regional Office
                                  885 Third Avenue, Suite 2700
                                  New York, NY 10022-4835
                                  Attn: Kenneth W. Hubbard
                                  Telecopier: 212-230-2276

           To Venture or Company: DIHC Boylston Associates
                                  c/o Cornerstone Properties Inc.
                                  126 East 56th Street
                                  New York, New York 10022
                                  Attn:  John S. Moody
                                         Rodney C. Dimock
                                  Telecopier: 212-605-7199

           To Manager:            Hines Interests Limited Partnership
                                  222 Berkeley Street
                                  Suite 1420
                                  Boston, Massachusetts 02116-3751
                                  Attn: David G. Perry
                                  Telecopier: 617-236-4588

                                  With a copy to:

                                  Baker & Botts, L.L.P.
                                  One Shell Plaza
                                  910 Louisiana
                                  Houston, Texas 77002
                                  Attn: Hugh Tucker, Esq.
                                  Telecopier: 713-229-1522

All notices, demands, requests or other similar communications shall be effective upon personal delivery, receipt or upon being deposited in the United States mail. However, if the notice, demand, request or other similar communication is delivered by US mail, the time period in which a response to any such notice must be given shall commence to run from the date of receipt on the return receipt of the notice, demand request or other similar communication by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand request or other similar communication sent. In the event that registered or certified mail is not being accepted for prompt delivery, notices may then be served by personal service upon any officer, director or partner of any party. By giving to the other parties at least 30 days written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address at which it has a place of business or up to two (2) other addresses to which it wishes copies of any notice sent.

           Section 7.6 Entire Agreement, This Agreement constitutes the entire agreement between the Venture and Manager relating in any manner to the subject matter of this

Agreement. No prior agreement or understanding pertaining to the same (including without limitation, the Prior Agreement) shall be valid or of any force or effect (provided, however, that the foregoing shall not release the parties to the Prior Agreement for any liability or obligation thereunder relating to periods occurring prior to the date hereof), and the covenants and agreements herein cannot be altered, changed or supplemented except in writing signed by the Venture and Manager.

           Section 7.7 Governing Law. This Agreement is made pursuant to, and all of the rights and obligations of the parties hereto and all of the terms and conditions herein shall be construed in accordance with and governed by, the laws of the Commonwealth of Massachusetts, U.S.A.

           Section 7.8 Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

           Section 7.9 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

           Section 7.10 Assignment by Manager. The rights and obligations of Manager hereunder shall not be assignable without the prior written consent of the Venture except that the rights and obligations of Manager may be assigned by Manager to an Affiliated Entity (as such term is defined in the Venture Agreement) of Manager or to a Person Controlled by a member of the Hines Control Group (as defined in the Venture Agreement)..

           Section 7.11 Subordination. This Agreement and all fees due from the Venture to Manager pursuant hereto shall be subject and subordinate in all respects to (i) any mortgage upon the Premises or any portion thereof executed by the Venture and (ii) any collateral assignment of rents due under the leases of space in any improvements on the Premises. This provision shall be self-executing but Manager shall, upon request, execute such instruments as may reasonably be requested by the Venture, or any such mortgagee or lender to evidence such subordination. Nevertheless, the Manager shall be deemed to have earned (and shall be entitled to be paid) the pro rata portion of the Management Fee to the date of termination of this Agreement.

      Section 7.12 Exculpation. Notwithstanding anything in this Agreement to the contrary other than Section 7.13, Manager and the Venture accept and agree that each of the covenants, undertakings and agreements herein made on the part of Manager or the Venture, while in the form purporting to be covenants, undertakings and agreements of the Manager or the Venture, are, nevertheless, made and intended not as personal covenants, undertakings and agreements by Manager's or the Venture's partners or for the purpose of binding their respective partners personally or the assets of their respective partners but are made and intended for the purpose of binding only, (i) with respect to the partners of the Venture, their respective partners' interests in the assets of the Venture, and (ii) with respect to Manager and its partners, up to One Million Dollars ($1,000,000) in the aggregate; and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against the partners of the Venture or the partners of Manager and their respective heirs, legal representatives, successors and assigns on account of this Agreement or on account of any covenant, undertaking or agreement of Manager or the Venture and their respective partners in this document contained, all such personal liability and personal responsibility, if any, being expressly waived and released by Manager and the Venture, one to another, and Manager and the Venture further agree not to seek or enforce any judgments (including but not limited to specific performance, deficiency judgments, and any and all other judgments) obtained against the Venture or Manager, as the case may be, or against their partners beyond the interests and amount respectively set forth above. The parties further acknowledge and agree that no officer, director, stockholder or agent of any corporate Venturer or corporate partner of any Venturer shall have any personal liability for any Venturer's obligations hereunder.

      Section 7.13 Indemnity. The Venture shall indemnify the Manager and save it harmless from and against all third party claims, losses and liabilities arising out of damage to property, or injury to, or death of persons (including the property and persons of the parties hereto, and their agents, subcontractors and employees) occasioned by or in connection with acts or omissions of Manager, the Venture or the Venture's other employees or subcontractors and all costs, fees and reasonable attorneys' expenses in connection therewith unless such claims, losses or liability result from Manager's fraud, gross negligence or willful misconduct.

      Manager (and its partners) shall be liable to the Venture only for any fraud, gross negligence or willful misconduct committed by Manager hereunder. Manager shall defend, indemnify and hold the Venture (and the Venture's partners) harmless from and against any and all third party claims, demands, losses, damages or liabilities (including, but not limited to, all costs and reasonable attorneys' fees in connection therewith) incurred by the Venture or its partners by reason of the fraud, gross negligence or willful misconduct of Manager hereunder.

      Section 7.14 Waivers. No delay or omission by either party in exercising any right or power accruing upon the non-compliance or failure of performance by the other party hereto of any provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants, conditions or agreements hereof to be performed by the other must be in writing and signed by the party who is waiving such covenants, conditions or agreements.

      Section 7.15 Other Activities. Notwithstanding any other provisions of this Agreement to the contrary, Manager may engage in or possess an interest in other business ventures of every nature and description and in any vicinity whatsoever, including without limitation the ownership, operation, management and development of real property, and the Venture shall have no rights in or to such independent ventures or to any profits therefrom. Any of such activities may be undertaken with or without notice to or participation therein by the Venture, and the Venture hereby waives any right or claim that it may have against the Manager with respect to the income or profits therefrom or the effect of such activity on the Premises; provided, however, that Manager shall act as a reasonably prudent manager in not allowing the foregoing activities to unreasonably interfere with its obligations under this Agreement. Furthermore, nothing contained herein shall be deemed to require the personal services of Gerald D. Hines, individually. The Venture acknowledges that Affiliates of Manager have ownership and management interests in the Eastern Component and that the foregoing provisions of this Section 7.15 are specifically applicable to such interests. In performance of any of its obligations and duties hereunder, Manager shall take such action as it considers appropriate in its good faith business judgment and actions taken by Manager in its good faith business judgment shall satisfy the obligation of Manager under this Agreement.

      Section 7.16 Representatives. Manager may act through either one of its representatives it has appointed to oversee and make decisions for Manager. Upon notice, Manager may at any time and for any reason substitute another person as its authorized representative. If a particular representative shall die, retire, withdraw for any reason or become disabled, Manager shall designate a replacement representative within the following ten business days. The Manager initially designates as its authorized representatives Kenneth W. Hubbard and David G. Perry.

                                 ARTICLE VIII

                                  ARBITRATION

      Section 8.1 Selection of Arbitrators. Whenever in this Agreement it is provided that a dispute shall be determined by arbitration (other than a dispute regarding a Property Manager Recommendation which shall be handled in the matter described in Article IV), the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator on its behalf. Within ten (10) days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the first arbitrator shall determine the dispute. The arbitrators so chosen shall, within ten (10) days after the second arbitrator is appointed, appoint a third arbitrator and if they cannot agree upon said appointment, the third arbitrator shall be appointed by the Suffolk Superior Court Judge in Suffolk County, Massachusetts. The three arbitrators shall meet and decide the dispute and tender a written decision to the parties within 30 days after the appointment of the third arbitrator. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties and judgment thereon may be entered in any court having jurisdiction thereof.

      Section 8.2 Applicable Rules; Costs and Expenses. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules then in force of the American Arbitration Association (or any successor thereto) , subject, however, to such limitations or directions as may be placed upon them by the provisions of this Agreement. Each party shall pay the fees and expenses of its respective attorney and arbitrator and both shall share equally the fee and expenses of the third arbitrator, if any, as well as any fees payable to the American Arbitration Association or its successor. No arbitrator shall be a person who is or has been a salaried employee of either party during the 5 year period immediately preceding his appointment and each such arbitrator shall have had at least seven (7) years experience in the management of office buildings in the City of Boston. The arbitrators shall consider all testimony and documentary evidence which may be presented at any hearing as well as relevant facts and data which they may discover by investigation and inquiry outside of such hearings. Each party shall have the right to be represented by counsel and to cross examine witnesses.

      Section 8.3 Applicability. The obligation of the parties to submit a dispute to arbitration is limited to disputes arising under those Articles of this Agreement which specifically provide for arbitration.

      IN WITNESS WHEREOF, the Venture and Manager have executed this Agreement of the date first above written.

                  VENTURE:    FIVE HUNDRED BOYLSTON WEST VENTURE

                        By:   BOYLSTON WEST 1986 ASSOCIATES LIMITED
                              PARTNERSHIP, a Venturer

                              By:   GDHI, Limited Partnership, a general partner

                              By: Hines Consolidated Investments, Inc., a general partner

                              By:   /s/ Jeffrey C. Hines
                                    --------------------------------------------
                                    Jeffrey C. Hines
                                    Senior Executive Vice President

                        By:   DIHC BOYLSTON ASSOCIATES, a
                              Georgia general partnership, a Venturer

                        By:   DIHC Boylston Corp., a General Partner

                              By:   /s/ John S. Moody
                                    --------------------------------------------
                                    John S. Moody
                                    President

                              By:   /s/ Rodney C. Dimock
                                    --------------------------------------------
                                    Rodney C. Dimock
                                    Executive Vice President

                  MANAGER:    HINES INTERESTS LIMITED PARTNERSHIP

                        By:   HINES HOLDINGS, INC.,  a General Partner

                        By:   /s/ Jeffrey C. Hines
                              --------------------------------------------
                              Jeffrey C. Hines
                              President